Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information constituting part of Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Small Cap Fund, Fidelity Advisor Retirement Growth Fund, Fidelity Advisor Dividend Growth Fund, and Fidelity Advisor Asset Allocation Fund, of our reports dated January 12, 2000 on the financial statements and financial highlights included in the November 30, 1999 Annual Report to Shareholders of Fidelity Advisor Small Cap Fund, Fidelity Advisor Retirement Growth Fund, Fidelity Advisor Dividend Growth Fund, and Fidelity Advisor Asset Allocation Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

Boston, Massachusetts
January 25, 2000